 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 4, 2017 (December 29, 2016)
Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 600 Dallas, Texas 75225
(Address of principal executive office) (Zip Code)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 29, 2016, Energy Transfer Partners GP, L.P. (“ETP GP”), the general partner of Energy Transfer Partners, L.P. (“ETP” or the “Partnership”), adopted Amendment No. 15 (the “LPA Amendment”) to the Second Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P., dated as of July 28, 2009. The LPA Amendment provides for the establishment and issuance of Class K units representing limited partner interests in the Partnership (the “Class K Units”) and sets forth the terms and provisions of the Class K Units, which were issued on December 29, 2016 to indirect subsidiaries of the Partnership, in exchange for cash contributions and the exchange of outstanding common units representing limited partner interests in the Partnership.

The Class K Units generally will not have any voting rights, and will not have any rights of redemption or conversion. The Class K units will be entitled to receive cash distributions on a quarterly basis equal to 7.50% per annum of the issue price of the Class K Units. If the Partnership is unable to pay the distributions to which the holders of Class K Units would otherwise be entitled, the amount of such accrued and unpaid distributions will accumulate until paid in full in cash, and the balance of such accrued and unpaid distributions shall increase at a rate of 1.5% per annum.

The foregoing description of the LPA Amendment does not purport to be complete and is qualified in its entirety by reference to the LPA Amendment, which is attached hereto as Exhibit 3.1 and is hereby incorporated by reference into this Item 5.03.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amendment No. 15 to the Second Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P. dated as of December 29, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.

	By:	Energy Transfer Partners GP, L.P., its general partner
	By:	Energy Transfer Partners, L.L.C. its general partner
Date: January 4, 2017

/s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment No. 15 to the Second Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P. dated as of December 29, 2016.